Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
Contact:	Leigh E. Ginter
Chief Financial Officer
leigh.ginter@norcraftcompanies.com
(651) 234-3315

NORCRAFT COMPANIES, L.P.

REPORTS FOURTH QUARTER AND FISCAL 2011 RESULTS

March 23, 2012—Eagan, Minnesota—Norcraft Companies, L.P. (Norcraft) today reported financial results for the fourth quarter and fiscal year ended December 31, 2011.

FINANCIAL RESULTS

Fourth Quarter of Fiscal 2011 Compared with Fourth Quarter of Fiscal 2010

Net sales increased $1.7 million, or 2.8%, from $60.7 million for the fourth quarter of 2010 compared to $62.4 million for the same quarter of 2011. Income from operations was flat at $3.8 million for the fourth quarter of 2010 and 2011. Net loss increased $1.9 million, or 121.1%, from $1.5 million for the fourth quarter of 2010 to $3.4 million in the same quarter of 2011.

Adjusted EBITDA (as defined in the attached table) was $7.1 million for the fourth quarter of 2010 compared to $7.2 million for the same quarter of 2011.

Fiscal 2011 Compared with Fiscal 2010

Net sales increased $6.7 million, or 2.6%, from $262.6 million for fiscal 2010 compared to $269.3 million for fiscal 2011. Income from operations decreased by $2.4 million, or 9.4%, from $24.7 million for fiscal 2010 compared to $22.3 million for fiscal 2011. Net income (loss) decreased $6.9 million, or 216.9%, from net income of $3.2 million for fiscal 2010 to a net loss of $3.7 million in fiscal 2011.

Adjusted EBITDA (as defined in the attached table) was $38.0 million for fiscal 2010 compared to $35.8 million for fiscal 2011.

“The soft industry demand caused by difficult economic conditions persisted through 2011, and we anticipate 2012 will also be very challenging. While we are optimistic about the longer-term recovery and growth in the new home construction and home improvement markets, the timing and strength of such recovery remain extremely difficult to predict with certainty. As a result, we plan to continue introducing new products and programs to compete in this difficult market.” commented President and CEO, Mark Buller.

CONFERENCE CALL

Norcraft has scheduled a conference call on Wednesday, March 28, 2012 at 10:00 a.m. Eastern Time. To participate, dial 888-339-2688 and use the pass code 54284143. A telephonic replay will be available by calling 888-286-8010 and using pass code 69769532.

GENERAL

Norcraft Companies is a leader in manufacturing, assembling and finishing kitchen and bathroom cabinetry in the U.S. We provide our customers with a single source for a broad range of high-quality cabinetry, including stock, semi-custom and custom cabinets manufactured in both framed and frameless, or full access construction. We market our products through six main brands: Mid Continent Cabinetry, Norcraft Cabinetry, UltraCraft, StarMark Cabinetry, Fieldstone Cabinetry and Brookwood.

-Selected Financial Data Tables Follow-

Norcraft Companies, L.P.

Consolidated Balance Sheet

(dollar amounts in thousands)

(unaudited)

	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$24,185	$28,657
Trade accounts receivable, net	20,092	17,982
Inventories	17,503	17,363
Prepaid and other current assets	1,835	1,558

Total current assets	63,615	65,560

Property, plant and equipment, net	27,434	30,199

Other assets:
Goodwill	88,479	88,483
Intangible assets, net	77,732	76,379
Display cabinets, net	5,842	5,016
Other	568	754

Total other assets	172,621	170,632

Total assets	$263,670	$266,391

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Accounts payable	$6,566	$7,678
Accrued expenses	13,775	16,200

Total current liabilities	20,341	23,878

Long-term debt	240,000	180,000
Unamortized premium (discount) on bonds payable	166	(2,414)
Other liabilities	108	153

Commitments and contingencies	—	—

Member’s equity	3,055	64,774

Total liabilities and member’s equity	$263,670	$266,391

Norcraft Companies, L.P.

Consolidated Statement of Operations

(dollar amounts in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Net sales	$62,362	$60,691	$269,305	$262,568

Cost of sales	45,630	45,013	195,853	187,482

Gross profit	16,732	15,678	73,452	75,086

Selling, general and administrative expenses	12,956	11,934	51,099	50,402

Income from operations	3,776	3,744	22,353	24,684

Other expense:
Interest expense, net	6,443	5,014	23,549	20,091
Amortization of deferred financing costs	788	348	2,454	1,376
Other, net	(22)	(65)	81	26

Total other expense	7,209	5,297	26,084	21,493

Net income (loss)	$(3,433)	$(1,553)	$(3,731)	$3,191

Norcraft Companies, L.P.

Consolidated Statement of Cash Flows

(dollar amounts in thousands)

	2011	2010
Cash flows from operating activities:
Net income (loss)	$(3,731)	$3,191
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment	4,935	5,720
Amortization:
Customer relationships	4,467	4,467
Deferred financing costs	2,454	1,376
Display cabinets	4,005	4,142
Discount amortization/accreted interest	180	489
Provision for uncollectible accounts receivable	236	589
Provision for obsolete and excess inventory	(280)	(115)
Provision for warranty claims	3,143	2,771
Stock compensation expense	183	181
Loss (gain) on disposal of assets	8	(33)
Change in operating assets and liabilities:
Trade accounts receivable	(2,442)	(450)
Inventories	99	(804)
Prepaid expenses	(276)	48
Other assets	183	(655)
Accounts payable and accrued expenses	(6,421)	(727)

Net cash provided by operating activities	6,743	20,190

Cash flows from investing activities:
Proceeds from sale of property and equipment	20	49
Purchase of property, plant and equipment	(2,586)	(2,705)
Additions to display cabinets	(4,831)	(3,764)

Net cash used in investing activities	(7,397)	(6,420)

Cash flows from financing activities:
Borrowings on senior secured second lien notes payable	62,400	—
Payment of financing costs	(8,274)	(882)
Repurchase of notes payable	—	—
Proceeds from issuance of member interests	139	124
Distributions to member	(58,015)	(1,104)

Net cash used in financing activities	(3,750)	(1,862)

Effect of exchange rates on cash and cash equivalents	(68)	18

Net increase (decrease) in cash and cash equivalents	(4,472)	11,926

Cash and cash equivalents, beginning of the period	28,657	16,731

Cash and cash equivalents, end of period	$24,185	$28,657

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$24,502	$19,562

Norcraft Companies, L.P.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(dollar amounts in thousands)

EBITDA is net income (loss) before interest expense, income tax expense, depreciation and amortization. Adjusted EBITDA is EBITDA before the effect of a sales tax refund in the second quarter of 2010. We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance compared to that of other companies in our industry, as their calculation eliminates the effects of financing, income taxes and the accounting effects of capital spending, as these items may vary for different companies for reasons unrelated to overall operating performance. We also believe these financial metrics provide information relevant to investors regarding our ability to service and/or incur debt. Neither EBITDA nor Adjusted EBITDA is a presentation made in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, when analyzing our operating performance, investors should not consider EBITDA or Adjusted EBITDA in isolation or as substitutes for net income (loss), cash flows from operating activities or other income statement or cash flow statement data prepared in accordance with U.S. GAAP. Our calculations of EBITDA and Adjusted EBITDA are not necessarily comparable to those of other similarly titled measures reported by other companies. The calculations of EBITDA and Adjusted EBITDA are shown below:

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Net income (loss)	$(3,433)	$(1,553)	$(3,731)	$3,191	(1)
Interest expense, net	6,443	5,014	23,549	20,091
Depreciation	1,161	1,303	4,935	5,720
Amortization of deferred financing costs	788	348	2,454	1,376
Amortization of customer relationships	1,117	1,116	4,467	4,467
Display cabinet amortization	1,117	932	4,005	4,142
State taxes	(17)	(67)	87	25

EBITDA	$7,176	$7,093	$35,766	$39,012

Sales tax refund	—	—	—	(1,010	) (1)

Adjusted EBITDA	$7,176	$7,093	$35,766	$38,002

1)	Net income (loss) during the year ended December 31, 2010 included a sales tax refund in the amount of $1.0 million which increased net income and correspondingly increased EBITDA, but the effect has been backed out for adjusted EBITDA.

FORWARD LOOKING STATEMENTS AND INFORMATION

Statements in this press release regarding activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward looking statements. Forward looking statements may give management’s current expectations and projections relating to the financial condition, results of operations, plans, objectives, future performance and business of the company. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

These forward looking statements are based on management’s expectations and beliefs concerning future events affecting the company. They are subject to uncertainties and factors relating to the company’s operations and business environment, all of which are difficult to predict and many of which are beyond the company’s control. Although management believes that the expectations reflected in its forward looking statements are reasonable, management does not know whether its expectations will prove correct. They can be affected by inaccurate assumptions that management might make or by known or unknown risks and uncertainties. Many factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, the risks outlined under Part I, Item 1A, “Risk Factors,” in the Annual Report on Form 10-K filed by the company with the Securities and Exchange Commission.

Because of these factors, investors should not place undue reliance on any of these forward looking statements. Further, any forward looking statement speaks only as of the date on which it is made and except as required by law the company undertake no obligation to update any forward looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.